Exhibit 10.3

Execution Version

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made and entered into as of the 21st day of May, 2010, by and between KinderHawk Field Services LLC, a Delaware limited liability company (“Newco”), and Petrohawk Energy Corporation, a Delaware corporation (“Petrohawk”).

RECITALS:

WHEREAS, Petrohawk, Hawk Field Services, LLC, an Oklahoma limited liability company (“HFS”), and KM Gathering LLC, a Delaware limited liability company (“KM”), which is a wholly-owned subsidiary of Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (“KM”), have entered into a Formation and Contribution Agreement dated April 12, 2010 (the “FCA”);

WHEREAS, pursuant to the FCA, KM and HFS will enter into a Limited Liability Company Agreement with respect to Newco (“LLC Agreement”);

WHEREAS, this Agreement is entered into and executed pursuant to the FCA; and

WHEREAS, Newco desires to retain, and Petrohawk desires to perform certain services with respect to Newco, on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, and agreements hereinafter set forth, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, each of the following terms shall have the meaning ascribed to them in this Article 1 unless otherwise specified or clearly required by the context in which such term is used:

“Approved Budget” means the Approved Budget for 2010 or the Approved Budget for 2011, as applicable, for the period during which the Services are being performed under this Agreement.

“Approved Budget for 2010” has the meaning set forth in the FCA, including any permitted variances in accordance with Section 5.17 of the LLC Agreement, as the same may be subsequently amended from time to time in accordance with the LLC Agreement.

“Approved Budget for 2011” has the meaning set forth in the FCA, including any permitted variances in accordance with Section 5.17 of the LLC Agreement, as the same may be subsequently amended from time to time in accordance with the LLC Agreement.

“Business Day” means any day other than (a) a day on which commercial banks in Houston, Texas are required or authorized to be closed for business and (b) a Saturday, a Sunday or a day observed as a holiday in Houston, Texas under the applicable Law of the State of Texas or the United States of America.

“Commencement Date” shall mean May 21, 2010, or such other date as agreed by the Parties.

“Extended Term” shall have the meaning set forth in Article 2 of this Agreement.

“Haynesville Business” shall have the meaning given such term in the FCA.

“Initial Term” shall have the meaning set forth in Article 2 of this Agreement.

“Notice” has the meaning set forth in Article 10 of this Agreement.

“Operating Services” shall have the meaning set forth in Article 3 of this Agreement.

“Parties” means the parties to this Agreement, Newco and Petrohawk, together, and “Party” refers to either of them, individually; provided, where appropriate, Party refers to Newco, on the one hand, and Petrohawk, on the other hand.

“Person” shall mean a corporation, partnership, joint venture, trust, unincorporated organization or association or other form of business enterprise or any individual.

“Project” shall have the meaning set forth in the LLC Agreement.

“Prior Period” shall mean the 12 calendar months immediately prior to the Commencement Date.

“Services” shall have the meaning set forth in Article 3 of this Agreement.

“Services Fee” shall have the meaning set forth in Article 5 of this Agreement.

“Term” shall have the meaning set forth in Article 2 of this Agreement, and shall include both the Initial Term and the Extended Term, if applicable.

“Transaction Documents” means the FCA, the LLC Agreement and the Gas Gathering Agreement (as defined in the FCA).

“Transition Employees” shall have the meaning set forth in Article 3 of this Agreement.

“Transition Services” shall have the meaning set forth in Article 3 of this Agreement.

ARTICLE 2

TERM

Unless sooner terminated pursuant to other provisions hereof, the term of this Agreement (the “Term”) shall commence on the Commencement Date and shall continue through December 31, 2010 (the “Initial Term”); provided, however, to the extent the Services have not been fully transitioned to Newco on a stand-alone basis as of the expiration of the Initial Term, Newco may extend the Term on a month-to-month basis, for up to five (5) months after the expiration of the Initial Term (the “Extended Term”) by providing Notice to Petrohawk at least 10 days prior to the expiration of the Initial Term or the last day of any month in the Extended Term.

ARTICLE 3

THE SERVICES

(a) Subject to the terms and conditions of this Agreement, during the Term, Petrohawk shall manage the day-to-day operations of the Haynesville Business and provide general and administrative services necessary to operate the Haynesville Business and to pursue development of the Project including, but not limited to, accounting, information technology, human resources, legal, marketing and technical functions (collectively, the “Operating Services”). Such Operating Services shall be performed subject to the Approved Budget. Subject to the terms and conditions of this Agreement, Petrohawk shall perform the Operating Services with the same degree of care, diligence and responsiveness and, in the same manner in which such Operating Services were provided by Petrohawk to the Haynesville Business during the Prior Period. Notwithstanding the foregoing, the Parties acknowledge that business conditions may require adjustments to the manner in which Petrohawk provides the Operating Services in order to achieve continuity of the Haynesville Business during the Term, but in all cases any such adjustments shall remain subject the Approved Budget. With respect to Operating Services not contemplated by the Approved Budget, Petrohawk and KM shall meet to discuss the appropriate means to have such Operating Services provided to Newco and any related fees.

(b) The Parties acknowledge that it is the intention of the Parties that the Operating Services be fully transitioned to Newco on a stand-alone basis by the expiration of the Initial Term, and Petrohawk shall use its commercially reasonable efforts to cooperate and assist Newco in facilitating such transition (collectively, the “Transition Services,” and together with the Operating Services, collectively referred to herein as the “Services”).

(c) During the Term, Petrohawk agrees not to, and shall cause its subsidiaries not to, terminate the employment of any employee who provides Services under this Agreement (“Transition Employees”) without the consent of Newco (such consent not to be unreasonably withheld); provided, however, that Petrohawk shall have the right to terminate any Transition Employee for cause and the Parties acknowledge that any Transition Employee may terminate his or her employment voluntarily. If a Transition Employee voluntarily terminates employment with Petrohawk (or a subsidiary) or is terminated for cause, Petrohawk agrees to (i) allocate the responsibilities of such Transition Employee related to the provision of Services among the remaining employees of Petrohawk and its subsidiaries and (ii) to the extent necessary, hire employees or use sub-contractors in order to provide the Services in accordance with Article 3.

(d) Except in the case of fraud, gross negligence or willful misconduct on the part of Petrohawk, Petrohawk’s sole liability and Newco’s sole remedy for any breach of Petrohawk’s obligation to provide the Services in accordance with this Article 3 shall be for Petrohawk to perform or re-perform such Services at no cost to Newco.

ARTICLE 4

SERVICE FEE

In consideration for Petrohawk’s performance of the Services hereunder, during the Term Newco will pay Petrohawk a monthly fee (the “Service Fee”) equal to $881,415. Petrohawk will provide Newco with a monthly written invoice for the Service Fee and expenses, including a reasonably detailed accounting, and Newco shall pay such invoice promptly upon receipt and in no event later than 15 days after receipt of such invoice.

ARTICLE 5

INDEMNIFICATION

TO THE EXTENT PERMITTED BY LAW AND NOTWITHSTANDING ANY OTHER TERM OF THIS AGREEMENT OR ANY OTHER AGREEMENT TO THE CONTRARY, NEWCO, FROM AND AFTER THE COMMENCEMENT DATE, SHALL DEFEND, INDEMNIFY AND HOLD PETROHAWK, ITS RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES (COLLECTIVELY, THE “INDEMNIFIED PERSONS”) FROM AND AGAINST ANY AND ALL LIABILITY SUFFERED BY THEM AS A RESULT OF THE PERFORMANCE OF THE SERVICES HEREUNDER EXCEPT TO THE EXTENT OF SUCH DAMAGES SUFFERED ARE AS A RESULT OF ANY ACT OR OMISSION ARISING FROM OR PURSUANT TO THIS AGREEMENT BY ANY INDEMNIFIED PERSON CONSTITUTING FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. NEWCO’S INDEMNIFICATION OBLIGATIONS HEREUNDER SHALL INCLUDE LIABILITIES ARISING OUT OF ANY INDEMNIFIED PERSONS’ STRICT LIABILITY OR THE SOLE OR CONCURRENT NEGLIGENCE OF SUCH INDEMNIFIED PERSON (BUT NOT FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH INDEMNIFIED PERSON).

ARTICLE 6

BOOKS AND RECORDS

All books, records, files, data and other information relating solely to the Haynesville Business shall be the property of Newco. Upon termination of this Agreement, all such books, records, files, data and other information relating solely to the Haynesville Business shall be delivered to Newco within sixty (60) days of such termination. For a period of one (1) year after the termination of this Agreement, Petrohawk shall retain and provide Newco reasonable access to and right to inspect the books and records of Petrohawk relating to the provision of Services hereunder, for the sole purpose of auditing, at Newco’s cost and expense, invoices that Newco receives from Petrohawk pursuant to this Agreement.

ARTICLE 7

RELATIONSHIPS OF THE PARTIES

Petrohawk shall perform its duties hereunder as an independent contractor and it is expressly agreed that this Agreement shall not create a partnership, joint venture or association. All matters pertaining to the employment, supervision, compensation, promotion and discharge of any personnel of Petrohawk are the responsibility of Petrohawk. All such employment arrangements are solely Petrohawk’s obligation, and Newco shall have no liability with respect thereto. Newco hereby grants Petrohawk all necessary authority and appoints Petrohawk as its attorney-in-fact for the limited purpose of providing the Services.

ARTICLE 8

TERMINATION

Newco may from time to time elect to terminate individual Services upon written notice to Petrohawk, which shall specify the Service or Services to be terminated and the effective date of such termination. Petrohawk and Newco shall meet promptly after the delivery of each notice terminating a Service and shall negotiate in good faith a reasonable reduction in the Service Fee based on the reduced obligations of Petrohawk to provide Services hereunder. Any such reduction in the Service Fee shall become effective on the date of termination specified in Newco’s notice and all subsequent invoices for Service Fees shall reflect the agreed upon reduction, which shall be prorated on a daily basis for the month in which such termination occurred. Either Party shall have the right to terminate this Agreement upon a material breach thereof if the other party fails to cure such breach within 30 days after receiving Notice thereof; provided, in the case of Petrohawk, if it uses its reasonable best efforts to perform or re-perform any Services subject to a Notice of breach, then Petrohawk shall be deemed to have cured any such breach. Notwithstanding any termination of this Agreement, Newco and Petrohawk expressly agree that all provisions of this Agreement that contemplate performance after the expiration or earlier termination hereof shall survive such expiration or earlier termination of this Agreement.

ARTICLE 9

FORCE MAJEURE

The Parties hereto shall be excused for failure to perform the respective obligations hereunder (other than a failure relating to payment obligations imposed hereunder) to the extent that such failure is directly or indirectly caused by an occurrence commonly known as force majeure, including, without limitation, delays arising from fire, earthquake, flood or other acts of God, acts or orders of a government, agency or instrumentality thereof, acts of a public enemy, acts of terror, civil disturbances, riots, embargoes, strikes or other consorted acts of workers, casualties or accidents, failure or delay in deliveries or materials or transportation, shortages of labor or materials, communications failure or any other causes, circumstances or contingencies, that are beyond the reasonable control of the Party unable to perform. The Party claiming a force majeure event shall, to the extent reasonably possible, remedy such force majeure event with all reasonable dispatch.

ARTICLE 10

MISCELLANEOUS

(a) Any notice, request, instruction, correspondence or other document to be given hereunder by Newco or Petrohawk to the other (herein collectively called “Notice”) shall be in writing and delivered in person, by courier service requiring acknowledgment of receipt of delivery, by facsimile, or by email as follows:

If to Petrohawk, addressed to:

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Attention: Stephen W. Herod, Executive Vice President

Facsimile: (832) 204-2801

Email: sherod@petrohawk.com

with a copy (which shall not constitute Notice) to:

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Attention: David S. Elkouri, Executive Vice President and General Counsel

Facsimile: (832) 204-2872

Email: delkouri@petrohawk.com

If to Newco, addressed to:

KinderHawk Field Services LLC

1000 Louisiana, Suite 5600

Houston, Texas 77002

Attention: Stephen W. Herod

Facsimile: (832) 204-2801

Email: sherod@petrohawk.com

with copies (which shall not constitute Notice) to:

KM Gathering LLC

500 Dallas, Suite 1000

Houston, Texas 77002

Attention: Vice President of Corporate Development

Facsimile: 713-495-2813

Email: david_kinder@kindermorgan.com

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Attention: David S. Elkouri, Executive Vice President and General Counsel

Facsimile: (832) 204-2872

Email: delkouri@petrohawk.com

Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate receipt of the completed transmission, and notice by email shall be established or confirmed by appropriate evidence generated from the sender’s electronic mail server showing that such notice was sent to the appropriate email on a specified date. Such facsimile or email shall be effective if the facsimile receipt or evidence of email establishes it was received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after the facsimile receipt or evidence of email establishes it was not received during the recipient’s normal business hours. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

(b) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Each Party to this Agreement agrees that no other party (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such Party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth herein and in the Transaction Documents.

(c) No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

(d) Specific provisions prevail over general provisions in this Agreement. In the event of a conflict between this Agreement and the Transaction Documents, this Agreement shall control.

(e) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise, by any Party without the prior written consent of each other Party, provided that the Parties hereby acknowledge and agree that KM is entitled to succeed to all rights and obligations of Petrohawk under this Agreement, upon the occurrence of certain events, as contemplated by the LLC Agreement.

(f) This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas without reference to principles of conflicts of law.

(g) Each Party hereby irrevocably submits to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in the Harris County, Texas over any dispute or proceeding arising out of or relating to this Agreement or any Transaction Document or any of the transactions contemplated hereby or thereby, and each Party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any Transaction Document or any of the transactions contemplated hereby or thereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each Party agrees that a judgment in any dispute heard in the venue specified by this section may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY WAIVES ITS RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE OR PROCEEDING RELATING TO THIS AGREEMENT.

(h) If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

(i) It is expressly agreed by the Parties that this Agreement shall not be construed against any party thereto, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any provision hereof or who supplied the form of this Agreement or any of the Transaction Documents. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transactions contemplated by this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(j) The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows on next page]

EXECUTED as of the date first set forth above.

PETROHAWK ENERGY CORPORATION

By:	/s/ STEPHEN W. HEROD
Name:	Stephen W. Herod
Title:	Executive Vice President – Corporate Development

KINDERHAWK FIELD SERVICES LLC

By:	/s/ DAVID D. KINDER
Name:	David D. Kinder
Title:	Vice President

Signature Page to Transition Services Agreement